Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Strickland, Christopher J. Walsh and Dannette L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the UnitedHealth Group 1993 Employee Stock Purchase Plan with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

/s/ Stephen J. Hemsley Stephen J. Hemsley Director, President and Chief Executive Officer (principal executive officer) Dated: June 10, 2008	/s/ Robert J. Darretta Robert J. Darretta Director Dated: June 10, 2008

/s/ George L. Mikan George L. Mikan III Executive Vice President and Chief Financial Officer (principal financial officer) Dated: June 10, 2008	/s/ Michele J. Hooper Michele J. Hooper Director Dated: June 10, 2008

/s/ Eric S. Rangen Eric S. Rangen Senior Vice President and Chief Accounting Officer (principal accounting officer) Dated: June 10, 2008	/s/ Douglas W. Leatherdale Douglas W. Leatherdale Director Dated: June 10, 2008

/s/ William C. Ballard, Jr. William C. Ballard, Jr. Director Dated: June 10, 2008	/s/ Glenn M. Renwick Glenn M. Renwick Director Dated: June 10, 2008

/s/ Richard T. Burke Richard T. Burke Director Dated: June 10, 2008	/s/ Gail R. Wilensky Gail R. Wilensky, Ph.D. Director Dated: June 10, 2008